                                                                   Exhibit 10.3
===============================================================================

                                  $100,000,000

                               TERM LOAN AGREEMENT

                                      AMONG

                          SIERRA PACIFIC POWER COMPANY,
                                  AS BORROWER,

                               THE SEVERAL LENDERS

                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                                   AS ARRANGER

                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                          DATED AS OF OCTOBER 30, 2002

===============================================================================

                                TABLE OF CONTENTS

                                                                            Page
SECTION 1. DEFINITIONS.....................................................   1
         1.1      Defined Terms............................................   1
         1.2      Other Definitional Provisions............................  16
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.................................  16
         2.1      Commitments..............................................  16
         2.2      Procedure for Borrowing..................................  16
         2.3      Repayment of Loans.......................................  17
         2.4      Repayment of Loans; Evidence of Debt.....................  17
         2.5      Fees, etc................................................  18
         2.6      Optional Prepayments.....................................  18
         2.7      Mandatory Prepayments....................................  18
         2.8      Conversion and Continuation Options......................  19
         2.9      Minimum Amounts and Maximum Number of Eurodollar Tranches  20
         2.10     Interest Rates and Payment Dates.........................  20
         2.11     Computation of Interest and Fees.........................  20
         2.12     Inability to Determine Interest Rate.....................  21
         2.13     Pro Rata Treatment and Payments..........................  21
         2.14     Requirements of Law......................................  22
         2.15     Taxes....................................................  23
         2.16     Indemnity................................................  25
         2.17     Illegality...............................................  25
         2.18     Change of Lending Office.................................  26
SECTION 3. REPRESENTATIONS AND WARRANTIES..................................  26
         3.1      Financial Condition......................................  26
         3.2      No Change................................................  27
         3.3      Corporate Existence; Compliance with Law.................  27
         3.4      Corporate Power; Authorization; Enforceable Obligations..  28
         3.5      No Legal Bar.............................................  28
         3.6      No Material Litigation...................................  28
         3.7      No Default...............................................  28
         3.8      Ownership of Property; Liens.............................  28
         3.9      Intellectual Property....................................  28
         3.10     Taxes....................................................  29
         3.11     Federal Regulations......................................  29
         3.12     Government Approval and Filings..........................  29
         3.13     Labor Matters............................................  29
         3.14     ERISA....................................................  30
         3.15     Investment Company Act; Other Regulations................  30
         3.16     Subsidiaries.............................................  30
         3.17     Use of Proceeds..........................................  30
         3.18     Environmental Matters....................................  30
         3.19     Accuracy of Information, etc.............................  31
         3.20     Bond Delivery Agreement; G&R Series C Mortgage Bond......  32

                                                                            Page
         3.21     Solvency.................................................  32
SECTION 4. CONDITIONS PRECEDENT............................................  32
         4.1      Conditions to Loans......................................  32
SECTION 5. AFFIRMATIVE COVENANTS...........................................  34
         5.1      Financial Statements.....................................  34
         5.2      Certificates; Other Information..........................  35
         5.3      Payment of Obligations...................................  36
         5.4      Conduct of Business and Maintenance of Existence, etc....  36
         5.5      Maintenance of Property; Insurance.......................  37
         5.6      Inspection of Property; Books and Records; Discussions...  37
         5.7      Notices..................................................  37
         5.8      Environmental Laws.......................................  38
         5.9      Termination of Existing Credit Agreement.................  38
SECTION 6. NEGATIVE COVENANTS..............................................  38
         6.1      Financial Condition Covenants............................  38
         6.2      Limitation on Indebtedness...............................  39
         6.3      Limitation on Liens......................................  40
         6.4      Limitation on Fundamental Changes........................  41
         6.5      Limitation on Disposition of Property....................  42
         6.6      Limitation on Restricted Payments........................  42
         6.7      Limitation on Capital Expenditures.......................  43
         6.8      Limitation on Investments................................  43
         6.9      Modifications of Instruments, etc........................  44
         6.10     Limitation on Transactions with Affiliates...............  44
         6.11     Limitation on Sales and Leasebacks.......................  44
         6.12     Limitation on Changes in Fiscal Periods..................  44
         6.13     Limitation on Negative Pledge Clauses....................  44
         6.14     Limitation on Restrictions on Subsidiary Distributions...  45
         6.15     Limitation on Subordinated Debt..........................  45
         6.16     Limitation on Lines of Business..........................  45
         6.17     Limitation on Amendments to Other Documents..............  45
         6.18     Limitation on Hedge Agreements...........................  45
         6.19     Limitations on Release from Liens........................  45
SECTION 7. EVENTS OF DEFAULT...............................................  45
SECTION 8. THE AGENTS......................................................  48
         8.1      Appointment..............................................  48
         8.2      Delegation of Duties.....................................  48
         8.3      Exculpatory Provisions...................................  48
         8.4      Reliance by Agents.......................................  49
         8.5      Notice of Default........................................  49
         8.6      Non-Reliance on Agents and Other Lenders.................  49
         8.7      Indemnification..........................................  50
         8.8      Agent in Its Individual Capacity.........................  50
         8.9      Successor Administrative Agent...........................  51
         8.10     The Arranger; the Syndication Agent......................  51
SECTION 9. MISCELLANEOUS...................................................  51

                                                                            Page
         9.1      Amendments and Waivers...................................  51
         9.2      Notices..................................................  52
         9.3      No Waiver; Cumulative Remedies...........................  53
         9.4      Survival of Representations and Warranties...............  53
         9.5      Payment of Expenses......................................  53
         9.6      Successors and Assigns; Participations and Assignments...  55
         9.7      Adjustments; Set-off.....................................  58
         9.8      Counterparts.............................................  58
         9.9      Severability.............................................  58
         9.10     Integration..............................................  58
         9.11     GOVERNING LAW............................................  59
         9.12     Submission To Jurisdiction; Waivers......................  59
         9.13     Acknowledgments..........................................  59
         9.14     Confidentiality..........................................  60
         9.15     [Reserved]...............................................  60
         9.16     Accounting Changes.......................................  60
         9.17     Delivery of Lender Addenda...............................  60
         9.18     WAIVERS OF JURY TRIAL....................................  60

SCHEDULES:
3.2        Disclosed Matters
3.4        Consents, Authorizations, Filings and Notices
3.6        Material Litigation
3.7        Contractual Obligations
3.16       Subsidiaries
6.2(d)     Existing Indebtedness
6.3(f)     Existing Liens
6.5        Scheduled Asset Sales
7(e)(ii)   Certain Hedge Agreements

EXHIBITS:
A        Form of Bond Delivery Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Acceptance
E-1      Form of Legal Opinion of Choate, Hall & Stewart
E-2      Form of Legal Opinion of Woodburn & Wedge
F        Form of Term Note
G        Form of Exemption Certificate
H        Form of Lender Addendum
I        Form of Borrowing Notice

                  TERM LOAN AGREEMENT, dated as of October 30, 2002, among SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders make available to the Borrower term loans on the terms set forth herein; and

                  WHEREAS, the Lenders are willing to make such term loans upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the amount of such Lender's Commitment at such time and (b) thereafter, the aggregate principal amount of such Lender's Loan outstanding at such time.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) with respect to Base Rate Loans, 6.50%, and (b) with respect to Eurodollar Loans, 7.50%.

                  "Arranger": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (e) of Section 6.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

                  "Assignee": as defined in Section 9.6(c).

                  "Assignor": as defined in Section 9.6(c).

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 9.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Bond Delivery Agreement": the Bond Delivery Agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent.

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Notice": a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit I, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Calculation Period": as defined in Section 6.6(b).

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of more than 20% of the outstanding common stock of Resources; (b) Resources shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens or (c) for any period of 12 consecutive calendar months, a majority of the Board of Directors of Resources shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall be not later than October 31, 2002.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, the obligation of such Lender to make a Loan on the Closing Date to the Borrower pursuant to Section 2.1 in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender. The original aggregate amount of the Commitments is $100,000,000.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2002 and furnished to the initial Lenders in connection with the syndication of the Term Loan Facility.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (excluding Disallowed Deferred Energy Expenses), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                   "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Total Capitalization": at any date, the sum of
(a) Consolidated Total Debt at such date, plus (b) all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date (including all preferred Capital Stock issued by the Borrower).

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt Ratio": at any date, the ratio of
(a) Consolidated Total Debt at such date to (b) Consolidated Total Capitalization at such date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disallowed Deferred Energy Expenses": energy expenses of the Borrower disallowed pursuant to any order from the Public Utilities Commission of Nevada and reflected as a non-cash charge for such disallowed expense in the financial statements of the Borrower.

                   "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                        ---------------------------------
                    1.00 - Eurocurrency Reserve Requirements

Notwithstanding the rate determined by any calculation pursuant to the foregoing formula, the Eurodollar Rate shall not be less than 3.00% at any time.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Existing Credit Agreement": the Credit Agreement dated as of November 30, 2001, as amended, among the Borrower, the lenders party thereto from time to time, Union Bank of California, N.A. as the administrative agent and the other agents party thereto.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "First Mortgage Bonds": obligations issued from time to time under, and secured by, the First Mortgage Indenture

                  "First Mortgage Indenture": the Indenture of Mortgage dated as of December 1, 1940, from the Borrower to State Street Bank and Trust Company (successor to The New England Trust Company), as trustee, and Gerald R. Wheeler (successor to Leo W. Huegle), as co-Trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

                  "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ4 2002 means the fourth fiscal quarter of the Borrower's 2002 fiscal year, which ends December 31, 2002).

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "G&R Series C Mortgage Bond": the Borrower's General and Refunding Mortgage Bond, Series C, due October 30, 2005, issued to the Administrative Agent under the General and Refunding Mortgage Indenture, in the aggregate principal amount of $100,000,000.

                  "General and Refunding Mortgage Indenture": the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Borrower and The Bank of New York, as trustee, as the same may be amended, modified or supplemented from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. The term "Hedge Agreements" shall in any event include any forward energy purchase or sale contracts or similar arrangements entered into by the Borrower or its Subsidiaries.

                   "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

                  "Indemnified Liabilities": as defined in Section 9.5.

                  "Indemnitee": as defined in Section 9.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans shall end on such due date; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 7.8.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 9.17.

                  "Lenders": as defined in the preamble hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": as defined in Section 2.1.

                  "Loan Documents": this Agreement, the Bond Delivery Agreement and the Term Notes.

                  "Loan Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loan then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                   "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $5,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with the issuance of any Capital Stock or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.15(a).

                  "Non-U.S. Lender": as defined in Section 2.15(d).

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 9.6(b).

                  "Payment Date": as defined in Section 6.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Forma Balance Sheet": as defined in Section 3.1(a).

                  "Projections": as defined in Section 5.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Receivables Sale Documentation": collectively, (i) the Receivables Purchase Agreement, dated as of October 29, 2002, among Sierra Pacific Power Company, as Seller, and SPPC Receivables Finance Corporation, (ii) the Sale and Servicing Agreement, dated as of October 29, 2002, among SRP Receivables Finance Corporation, as Issuer, SPPC Receivables Finance Corporation, as Seller, and Sierra Pacific Power Company, as Servicer, (ii) the Base Indenture, dated as of October 29, 2002, among SRP Receivables Finance Corporation, as Issuer, and Deutsche Bank Trust Company Americas, as Indenture Trustee, (iv) the Series 2002-1 Indenture Supplement, dated as of October 29, 2002, among SRP Receivables Finance Corporation, as Issuer, Sierra Pacific Resources, as Administrator, certain conduit purchasers, certain committed purchasers, certain program managers, Lehman Commercial Paper Inc., as Master Administrator, and Deutsche Bank Trust Company Americas, as Indenture Trustee,
(v) the Administration Agreement, between SRP Receivables Finance Corporation and Sierra Pacific Resources, as Administrator, (vi) the Guarantee, dated as of October 29, 2002, made by Sierra Pacific Resources in favor of the Indenture Trustee, (vii) the Collection Account Control Agreement, dated as of October 29, 2002, between the SRP Receivables Finance Corporation, Deutsche Bank Trust Company Americas, as Indenture Trustee and Deutsche Bank Trust Company Americas, as Collection Account Securities Intermediary, (viii) the Lock-Box Agreement, dated as of October 29, 2002, among Nevada Power Company, SRP Receivables Finance Corporation, Deutsche Bank Trust Company Americas, as Indenture Trustee, Deutsche Bank Trust Company Americas, as Lock-Box Bank and EDS Information Services L.L.C., as Lock-Box Processor, (ix) the Lock-Box Agreement, dated as of October 29, 2002, among Sierra Pacific Power Company, SRP Receivables Finance Corporation, Deutsche Bank Trust Company Americas, as Indenture Trustee, Wells Fargo Bank, N.A., as Lock-Box Bank and EDS Information Services L.L.C., as Lock-Box Processor, (x) the Remittance Account Agreement, dated at or about October 30, 2002, among the Bank, SRP Receivables Finance Corporation, as Issuer, Nevada Power Company, as Servicer and Deutsche Bank Trust Company Americas, as Indenture Trustee and (xi) the Remittance Account Agreement, dated at or about October 30, 2002, among the Bank, SRP Receivables Finance Corporation, as Issuer, Sierra Pacific Power Company, as Servicer and Deutsche Bank Trust Company Americas, as Indenture Trustee.

                  "Receivables Sale Transaction": the transactions contemplated by the Receivables Sale Documentation.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Reference Lender": Deutsche Bank, New York Office.

                  "Register": as defined in Section 9.6(d).

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets, rebuild, replace or repair properties, or make capital improvements useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets, or rebuild, replace or repair properties, useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets, or rebuild, replace or repair properties, useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender or an affiliate of such investment advisor, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of the aggregate unpaid principal amount of the Loans then outstanding .

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Resources": Sierra Pacific Resources, a Nevada corporation.

                  "Responsible Officer": the chief executive officer, president, senior vice-president, vice-president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or the treasurer of the Borrower.

                  "Restricted Payments": as defined in Section 6.6.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Security Documents": the collective reference to the Bond Delivery Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of the Borrower under any Loan Document.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Term Loan Facility": the Commitments and the Loans made thereunder.

                  "Term Note": as defined in Section 2.4(e).

                  "Transferee": as defined in Section 9.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
6.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, the Lenders severally agree to make term loans (each, a "Loan") to the Borrower on the Closing Date in an amount for each Lender not to exceed the amount of the Commitment of such Lender. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8.

                  (b) The Loans shall be funded by each Lender to the Borrower at a 3% discount; accordingly, the amount funded by each Lender to the Borrower on the Closing Date shall be an amount equal to 97% of the stated principal amount of such Loan.

                  2.2 Procedure for Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date. The Loans made on the Closing Date shall initially be Base Rate Loans, and no Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 5 days after the Closing Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Loans. The Loan of each Lender shall mature in 12 consecutive quarterly installments, commencing on January 31, 2003, each of which shall be in an amount equal to such Lender's Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                                               Principal Amount
-----------                                               ----------------
January 31, 2003, April 30, 2003, July 31,
2003, October 31, 2003,
January 31, 2004, April 30, 2004, July 31, 2004
and October 31, 2004.................................       $   250,000

January 31, 2005, April 30, 2005, July 31, 2005
and October 31, 2005.................................       $24,500,000

                  2.4 Repayment of Loans; Evidence of Debt.(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the stated principal amount of the Loan of such Lender (without any reduction in respect of the discount at which the Loans were funded on the Closing Date) in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Term Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing the Loan of such Lender, substantially in the form of Exhibit F (a "Term Note"), with appropriate insertions as to date and principal amount; provided, that delivery of Term Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

                  2.5 Fees, etc. (a) The Borrower agrees to pay to the Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Arranger.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  (c) Each prepayment in respect of the Loans (whether optional or mandatory) on or prior to the second anniversary of the Closing Date shall be accompanied by payment to the Administrative Agent, for the ratable account of the Lenders, of a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 2% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 1% of the principal amount of such prepayment.

                  2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided herein, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.7 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.2 as in effect on the date of this Agreement), then, on the date of such incurrence, the Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such incurrence. The provisions of the paragraph do not constitute a consent to the incurrence of any Indebtedness not permitted by Section 6.2.

                  (b) If any Capital Stock shall be issued by the Borrower (excluding any Capital Stock issued to Resources and any capital contributions received by the Borrower from Resources), then, on the date of such issuance, the Loans shall be prepaid by an amount equal to 50% of the amount of the Net Cash Proceeds of such issuance. The provisions of the paragraph do not constitute a consent to any Change of Control.

                  (c) If, on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event. The provisions of this paragraph do not constitute a consent to the consummation of any Disposition not permitted by
Section 6.5.

                  (d) The application of any prepayment pursuant to this Section
2.7 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.7 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled maturity date of the Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled maturity date of the Loans, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such

Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.9 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest (to the extent legally permitted) at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.11 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

                  2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Loan Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. The amount of each principal prepayment of the Loans shall be applied to reduce the then remaining installments of the Loans pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Loans may not be reborrowed.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the

Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.15 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a)

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any

Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.16 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

                  2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15(a) or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14, 2.15(a) or 2.17.

                  2.19 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15 or gives a notice of illegality pursuant to Section 2.17 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.14 or 2.15 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.17, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.16 (as though Section 2.16 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and
(ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower as at December 31, 2000 and December 31, 2001 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 2002, and the related unaudited consolidated statements of income and cash flows for the 6-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the 6-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.

                  3.2 No Change. Since December 31, 2001, except as disclosed in the Borrower's Form 10-K for the fiscal year ended December 31, 2001 and Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect except as set forth on Schedule 3.2.

                  3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 3.6.

                  3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 3.7. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 6.3.

                  3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  3.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  3.12 Government Approval and Filings. The Public Utilities Commission of Nevada has duly and validly issued an order authorizing the Borrower to enter into this Agreement and the other Loan Documents and to take all actions contemplated hereby or thereby or in connection herewith or therewith, and such order remains in full force and effect in the form issued. The California Public Utilities Commission has issued an order, which remains in full force and effect, exempting the Borrower from any requirement to obtain the consent of the California Public Utilities Commission in connection with any financing transaction or granting of a security interest. No other authorization, approval, order, decree, ruling or other action by, or notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents.

                  3.13 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  3.14 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.15 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness (other than public utility laws and regulations of Nevada administered by the Public Utilities Commission of Nevada and the public utility laws and regulations of California administered by the California Public Utilities Commission (as to which the Borrower has received an exemptive order which remains in full force and effect)).

                  3.16 Subsidiaries. (a) The Subsidiaries listed on Schedule
3.16 constitute all the Subsidiaries of the Borrower at the date hereof.
Schedule 3.16 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by the Borrower.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 3.16.

                  3.17 Use of Proceeds. The proceeds of the Loans shall be used to refinance existing indebtedness of the Borrower.

                  3.18 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could not reasonably be expected, individually or in the aggregate, to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) materially adversely affect the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  3.19 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the

Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  3.20 Bond Delivery Agreement; G&R Series C Mortgage Bond.

                  (a) The Bond Delivery Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in any right, title and interest of the Borrower in the G&R Series C Mortgage Bond and proceeds thereof, and, when perfected by delivery of the G&R Series C Mortgage Bond to the Administrative Agent for the benefit of the Lenders, the Lien granted pursuant to the Bond Delivery Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest, if any, of the Borrower in such G&R Series C Mortgage Bond and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person.

                  (b) The G&R Series C Mortgage Bond has been duly and validly issued and is entitled to the security and benefits of the General and Refunding Mortgage Indenture; is secured equally and ratably with, and only with, all other securities issued and outstanding under the General and Refunding Mortgage Indenture; is secured by direct and valid, duly perfected Liens on and security interests in the Mortgaged Property (as defined in the General and Refunding Mortgage Indenture), subject only to the prior Lien of the First Mortgage Indenture and to Permitted Liens (as such term is defined in the General and Refunding Mortgage Indenture); and constitutes collateral security for the obligations of the Borrower as purported to be provided in the General and Refunding Mortgage Indenture and herein.

                  3.21 Solvency. The Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                        SECTION 4.  CONDITIONS PRECEDENT

                  4.1 Conditions to Loans. The agreement of each Lender to make the Loan requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Bond Delivery Agreement, executed and delivered by a duly authorized officer of the Borrower and (iii) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 2000 and 2001 fiscal years and
(iii) unaudited interim consolidated financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (c) Approvals. All governmental and third party approvals (including, without limitation, any required approvals and/or exemptive orders of the Public Utilities Commission of Nevada, the California Public Utilities Commission and any relevant Federal regulatory bodies) necessary in connection with the transactions contemplated herein, the issuance and pledging of the G&R Series C Mortgage Bond and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect; and the Administrative Agent shall have received evidence satisfactory to it that the foregoing have been accomplished.

                  (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party.

                  (e) Fees. The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (f) Five-Year Projections. The Lenders shall have received satisfactory five-year projections for fiscal years 2002-2006 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity date of the Loans.

                  (g) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Choate, Hall & Stewart, special counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1; and

                  (ii) the legal opinion of Woodburn & Wedge, Nevada counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2;

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (i) G&R Series C Mortgage Bond Documents. The Administrative Agent shall have received copies of the following documents (all as defined in the General and Refunding Mortgage Indenture): either a supplemental indenture or an "Officer's Certificate" setting forth the terms of the G&R Series C Mortgage Bond; a "Company Order" requesting authentication of the G&R Series C Mortgage Bond by the trustee under the General and Refunding Mortgage Indenture; and all legal opinions provided in connection with the issuance of the G&R Series C Mortgage Bond. The G&R Series C Mortgage Bond shall have been duly issued and delivered to the Administrative Agent.

                  (j) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct on and as of Closing Date as if made on and as of the Closing Date.

                  (k) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on the Closing Date.

                  The borrowing of the Loans by the Borrower hereunder on the Closing Date shall constitute a representation and warranty by the Borrower as of the Closing Date that the conditions contained in Section 4.1(j) and (k) have been satisfied. The Administrative Agent shall notify the Lenders promptly of the occurrence of the Closing Date.

                       SECTION 5.  AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment is in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year (it being understood that the delivery of the management's discussion and analysis sections of the Forms 10-K and 10-Q containing the financial statements delivered pursuant to Section 5.1(a) and (b) shall satisfy the requirement in this Section 5.2(c));

                  (e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

                  (f) promptly after obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower, which could reasonably be expected to have a Material Adverse Effect; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  5.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  5.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (at such Lender's expenses, except during the continuation of an Event of Default) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  5.9 Termination of Existing Credit Agreement. Not later than three days after the Closing Date, deliver evidence satisfactory to the Administrative Agent that the Existing Credit Agreement shall have been terminated, all amounts thereunder shall have been paid in full and all Liens and security interests granted in connection therewith shall have been terminated.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment is in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  6.1 Financial Condition Covenants.

                  (a) Consolidated Total Debt Ratio. Permit the Consolidated Total Debt Ratio on any date during any period set forth below to exceed the ratio set forth below opposite such period:

                                                                                   Consolidated
Period                                                                           Total Debt Ratio
------                                                                           ----------------
FQ4 2002; FQ1 2003;
FQ2 2003; FQ3 2003 and                                                              .650 to 1.0
FQ4 2003
FQ1 2004; FQ2 2004;                                                                 .625 to 1.0
FQ3 2004 and FQ4 2004
FQ1 2005 and each fiscal                                                            .600 to 1.0
quarter thereafter

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                                   Consolidated
Period                                                                        Interest Coverage Ratio
------                                                                        -----------------------
FQ4 2002; FQ1 2003                                                                 1.75 to 1.0
FQ2 2003; FQ3 2003;                                                                2.50 to 1.0
FQ4 2003
FQ1 2004; FQ2 2004;                                                                2.75 to 1.0
FQ3 2004
FQ4 2004 and each fiscal                                                           3.00 to 1.0
quarter thereafter

                  6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower pursuant to any Loan Document or pursuant to the G&R Series C Mortgage Bond;

                  (b) Indebtedness of the Borrower to any Subsidiary;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower;

                  (f) Indebtedness consisting of letters of credit issued for the Borrower's account for purposes of supporting the Borrower's obligations now or hereafter owing to gas, electric power or other energy suppliers in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                  (g) Indebtedness consisting of securities issued pursuant to the General and Refunding Mortgage Indenture that are pledged to secure (i) claims against the Borrower relating to the Borrower's obligations existing on the Closing Date pursuant to terminated agreements with gas, electric power and other energy suppliers (such securities issued pursuant to this clause (i) to be in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding), (ii) the Borrower's obligations in respect of letters of credit permitted pursuant to Section 6.2(f) (such securities issued pursuant to this clause (ii) to be in an aggregate principal amount not to exceed $20,000,000 at any time outstanding), (iii) obligations of the Borrower and its Subsidiaries in connection with the Receivables Sale Transaction (such securities issued pursuant to this clause (iii) to be in an aggregate principal amount not exceeding $75,000,000) and (iv) the Indebtedness permitted by Section 6.2(i) (such securities issued pursuant to this clause (iv) to be in an aggregate principal amount not exceeding $80,000,000);

                  (h) Subordinated notes issued by a Subsidiary to the Borrower in connection with the Receivables Sale Transaction;

                  (i) Any refinancing of the Borrower's obligations in respect of the Washoe County Nevada Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2001 outstanding on the date hereof in an aggregate principal amount of $80,000,000, provided that the maturity date of any such refinancing shall not be earlier than October 30, 2006;

                  (j) Indebtedness pursuant to the Existing Credit Agreement or consisting of securities issued pursuant to the General and Refunding Mortgage Indenture that are pledged to secure Indebtedness pursuant to the Existing Credit Agreement; provided that such Indebtedness shall be paid in full in accordance with Section 5.9; and

                  (k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $50,000,000 at any one time outstanding.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the

Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens of (i) the First Mortgage Indenture securing Indebtedness outstanding on the Closing Date and (ii) the General and Refunding Mortgage Indenture;

                  (k) Liens on First Mortgage Bonds issued as collateral for pollution control or gas or water facility revenue bonds issued for the benefit of the Borrower or its Subsidiaries (and related rights and interests) to secure obligations of the Borrower or such Subsidiaries for the benefit of the holders of such bonds, provided that such bonds are not secured by any other assets or Properties of the Borrower or its Subsidiaries;

                  (l) Liens on "transition property" arising pursuant to Section 843 of the California Public Utility Code for the benefit of holders of rate reduction bonds issued pursuant to a valid financing order of the California Public Utilities Commission;

                  (m) Liens on securities issued under the General and Refunding Mortgage Indenture and permitted by Section 6.2(g) securing the obligations described in Section 6.2(g);

                  (n) Liens on securities issued under the General and Refunding Mortgage Indenture and permitted by Section 6.2(j) securing the obligations described in Section 6.2(j);

                  (o) Liens created pursuant to the Receivables Sale Documentation; or

                  (p) Liens not otherwise permitted by this Section 6.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time.

                  6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation); and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower.

                  6.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) the sale or issuance of any Subsidiary's Capital Stock to the Borrower;

                  (d) the Disposition of assets pursuant to the Receivables Sale Transaction;

                  (e) the Disposition of other assets having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

                  (f) the Disposition of certain parcels of land listed on
Schedule 6.5; and

                  (g) any Recovery Event, provided, that the requirements of
Section 2.7(c) are complied with in connection therewith.

                  6.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Resources, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower;

                  (b) so long as after giving effect to the making of such Restricted Payment no Default or Event of Default would be continuing, the Borrower may pay cash dividends to Resources on any date (a "Payment Date") in an amount (the "Restricted Amount") not exceeding the sum of (i) the amount payable by Resources on such Payment Date in respect of interest on Indebtedness of Resources and in respect of payment obligations on account of Resources' premium income equity securities and (ii) the amount of general and administrative expenses of Resources (but not any Subsidiary of Resources) payable on or within 30 days after such Payment Date; provided that the Restricted Amount shall not exceed $90,000,000 in the aggregate for the first twelve months following the Closing Date, $80,000,000 in the aggregate for the second twelve months following the Closing Date and $60,000,000 in the aggregate for the third twelve months following the Closing Date.

                  (c) so long as after giving effect to the making of such Restricted Payment no Default or Event of Default would be continuing, the Borrower may pay cash dividends to Resources on any Payment Date in an amount which, when aggregated with the amount of cash dividends paid by the Borrower to Resources from and after the Closing Date and prior to such Payment Date (including dividends paid pursuant to Section 6.6(b) and Section 6.6(d)), does not exceed the sum of (i) 50% of cumulative Consolidated Net Income for the period commencing with the fiscal quarter ending [September 30, 2002] and ending with the fiscal quarter most recently ended prior to such Payment Date (such period, "Calculation Period") plus (ii) the aggregate amount of cash received by the Borrower from Resources as equity contributions in respect of common stock during such Calculation Period; and

                  (d) so long as after giving effect to the making of such Restricted Payment no Default or Event of Default would be continuing, the Borrower may make Restricted Payments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.

                  6.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding the following amounts in each of the following fiscal years:

Fiscal Year                     Amount
-----------                     ------
2002                            $105,000,000

2003                            $132,000,000

2004 and each fiscal year       $115,000,000
thereafter

provided, that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  6.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b) and (e);

                  (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount the Borrower and Subsidiaries of the Borrower not to exceed $1,000,000 at any one time outstanding;

                  (e) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount; and

                  (f) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

                  6.9 Modifications of Instruments, etc. Amend or modify (a) its certificate of incorporation (other than to reflect the redemption of the class A preferred stock issued by the Borrower and the elimination of the covenants directly related thereto) or (b) the General and Refunding Mortgage Indenture or
(c) the First Mortgage Indenture, in each case in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  6.10 Limitation on Transactions with Affiliates. Except as provided in the last sentence of this Section, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. This Section 6.10 shall not apply to transactions between the Borrower and its Subsidiaries in connection with the Receivables Sale Transaction.

                  6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  6.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  6.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that (a) prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than the Receivables Sale Transaction) to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) any restriction in effect on the date hereof or (b) contains covenants more restrictive than the covenants in this Section 6, unless the Borrower offers to amend this Agreement, concurrently with the effectiveness of such other agreement, to provide covenants under this Agreement equivalent to the more restrictive covenants under such other agreement.

                  6.14 Limitation on Restrictions on Subsidiary Distributions. Other than the Receivables Sale Transaction, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  6.15 Limitation on Subordinated Debt. (a) Optionally prepay, optionally retire, optionally redeem, optionally purchase, optionally defease, optionally exchange, or make any mandatory prepayment or any mandatory repurchase of any debt subordinated to the prior payment of the Term Loans and the other obligations under the Loan Documents ("Subordinated Debt") or (b) amend, supplement or otherwise modify any documentation governing any Subordinated Debt (other than (i) amendments to such Subordinated Debt which reduce the interest rate or extend the maturity thereof and (ii) waivers of compliance by the Borrower with any of the terms or conditions of such Subordinated Debt (except those terms or conditions which by their terms are for the benefit of the Lenders)).

                  6.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  6.17 Limitation on Amendments to Other Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Receivables Sale Documentation in any manner that could reasonably be expected to have a Material Adverse Effect.

                  6.18 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices (including energy prices) or foreign exchange rates.

                  6.19 Limitations on Release from Liens. Cause the Liens of the General and Refunding Mortgage Indenture and related security documents, upon any assets to be released, except in connection with the Disposition of such assets; provided that within 180 days after any such release, the Borrower will either (a) Dispose of such assets or (b) subject such assets again to the Lien of the General and Refunding Mortgage Indenture.

                         SECTION 7.  EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a),
Section 5.7(a), Section 5.9 or Section 6; or

                  (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) (i) The Borrower or any of its Subsidiaries shall (A) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or (ii) the Borrower or any of its Subsidiaries shall, other than in respect of those Hedge Agreements listed on Schedule 7(e)(ii), (A) default in making any payment of any amount owing to a counterparty under any Hedge Agreement beyond the period of grace, if any, provided in such Hedge Agreement; or (B) default in the observance or performance of any other agreement or condition relating to any such Hedge Agreement or contained in such Hedge Agreement or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the counterparty under such Hedge Agreement to cause, with the giving of notice if required, the Borrower or such Subsidiary to make a termination payment, payment of liquidated damages or similar payment under such Hedge Agreement (collectively, "Payment Amounts"); provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/ or Payment Amounts the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents or the General and Refunding Mortgage Indenture (or any security documents executed in connection therewith) shall cease, for any reason to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert, or any Lien created by any of the Security Documents or the General and Refunding Mortgage Indenture (or any security documents executed in connection therewith) shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                             SECTION 8.  THE AGENTS

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  8.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  8.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Term Note as the owner thereof for all purposes unless such Term Note shall have been transferred in accordance with Section 9.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the

Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.10 The Arranger; the Syndication Agent. Neither the Arranger nor the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 9.1. The Required Lenders and the Borrower may, or (with the written consent of the Required Lenders) the Agents and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release the G&R Series C Mortgage Bond, in whole or in part, each case without the consent of all Lenders;

                  (iii) amend, modify or waive any provision of Section 8 or any other provision affecting the rights of any Agent without the consent of any Agent directly affected thereby;

                  (iv) amend, modify or waive any provision of Section 2.13 without the consent of each Lender directly affected thereby; or

                  (v) amend, modify or waive any provision of Section 9.6 without the consent of each Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. The Administrative Agent, as holder of the G&R Series C Mortgage Bond, will not consent to any amendment or other modification of the General and Refunding Mortgage Indenture that requires the consent of holders of all securities issued thereunder, without the consent of each Lender.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

    The Borrower:                            Sierra Pacific Power Company
                                             6100 Neil Road
                                             Reno, Nevada 89520
                                             [Attention: Richard K. Atkinson]
                                             Telecopy: (775) 834-____
                                             Telephone: (775) 834-5640

    The Syndication Agent:                   Lehman Commercial Paper Inc.
                                             745 Seventh Avenue
                                             New York, New York 10019
                                             Attention:  __________________
                                             Telecopy:  ______________
                                             Telephone:  _______________

    The Administrative Agent:                Lehman Commercial Paper Inc.
                                             745 Seventh Avenue
                                             New York, New York 10019
                                             Attention:  ___________________
                                             Telecopy:  ______________
                                             Telephone:  _____________

provided that any notice, request or demand to or upon the any Agent or any Lender shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Term Loan Facility and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the G&R Series C Mortgage Bond, and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the G&R Series C Mortgage Bond, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, the G&R Series C Mortgage Bond, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the G&R Series C Mortgage Bond, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the G&R Series C Mortgage Bond, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Term Loan Facility. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to ___________ (Telephone No._____________) (Fax No. ______________), at the
address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative

Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such

Assignor (and, where the consent of the Administrative Agent is required pursuant to the foregoing provisions, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Related Fund) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.14, 2.15 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Term Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Term Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Term Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Term Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Term Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (payable by the Assignor or Assignee, as agreed between such parties) (treating multiple, simultaneous assignments by two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Term Notes, of the assigning Lender) a new applicable Term Note to the order of such Assignee in an amount equal to the applicable Loans, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Loan, as the case may be, upon request, a new Term Note, to the order of the Assignor in an amount equal to the applicable Loan, as the case may be, retained by it hereunder. Such new Term Note or Term Notes shall be dated the Closing Date and shall otherwise be in the form of the Term Note or Term Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Term Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Term Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Term Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  9.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to or the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

                  9.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  9.15 [Reserved].

                  9.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  9.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  9.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                       SIERRA PACIFIC POWER COMPANY

                       By: __________________________
                           Name:
                           Title:

                       LEHMAN BROTHERS INC.,
                       as Arranger

                       By: __________________________
                           Name:
                           Title:

                       LEHMAN COMMERCIAL PAPER INC.,
                       as Syndication Agent

                       By: __________________________
                           Name:
                           Title:

                       LEHMAN COMMERCIAL PAPER INC.,
                       as Administrative Agent

                       By: __________________________
                           Name:
                           Title:

                                  SCHEDULE 3.2

                                DISCLOSED MATTERS

None.

                                      lxii

                                  SCHEDULE 3.4

                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

1. Order of the Public Utilities Commission of Nevada dated September 21, 2001, Docket No. 01-6028.

2. Decision 00-03-049 of the California Public Utilities Commission dated March 16, 2000.

                                      lxiii

                                  SCHEDULE 3.6

                               MATERIAL LITIGATION

         1. In early May of 2002, Coral Energy Canada, Enron North America Corporation, Enron Power Marketing, Inc. ("Enron"), J. Aron & Company, National Fuel Marketing Company, Nexen Marketing, Reliant Canada Incorporated, Reliant Energy Services Incorporated and Retex, Inc. Reliant Energy Services, Inc. and several smaller suppliers notified the Borrower that they would be terminating their power and gas deliveries to the Borrower under the Western Systems Power Pool Agreement ("WSPPA"). On September 30, 2002, El Paso Merchant Energy Group notified the Borrower that it was terminating its power deliveries to the Borrower under the WSPAA. Each of these terminating suppliers has asserted, or has indicated that it will assert, a claim against the Borrower for liquidated damages. See Schedule 3.7.

         2. Enron Power Marketing, Inc. v. Nevada Power Company and Sierra Pacific Power Company (In re Enron Corp., et al., Case No. 01-16034). On June 5, 2002, Enron filed suit against the Borrower in its bankruptcy case in the Bankruptcy Court for the Southern District of New York asserting claims for liquidated damages related to the termination of its power supply agreement with the Borrower of $93.5 million. Enron's claim is subject to the Borrower's defense that such claim is already at issue in the Borrower's Federal Energy Regulatory Commission ("FERC") proceeding against Enron under Section 206 of the Federal Power Act challenging the contract prices of the terminated power supply agreement. In connection with the lawsuit filed by Enron in the Bankruptcy Court, Enron has filed a motion to require the Borrower promptly to pay the full amount of their claim pending the final resolution of the lawsuit.

         3. Sierra Pacific Power Company v. Public Utilities Commission of Nevada. On August 22, 2002, the Borrower filed a lawsuit in the First Judicial District Court of the State of Nevada in and for Carson City seeking judicial review of the May 28, 2002 decision of the Public Utilities Commission of Nevada (the "PUCN") denying the recovery of $53.1 million of the Borrower's deferred energy costs incurred on behalf of its customers in 2001.

         4. In September 1994, Region VII of the United States Environmental Protection Agency ("the EPA") notified the Borrower that it was being named as a potentially responsible party ("PRP") regarding past improper handling of Polychlorinated Biphenyls by PCB Treatment, Inc., located in Kansas City, Kansas and Kansas City, Missouri (the "Sites"). The EPA is requesting that the Borrower voluntarily pay an undefined, pro rata share of the ultimate clean-up costs at the Sites. A number of the largest PRP's formed a steering committee (the "Committee"), which is chaired by the Borrower. The responsibility of the Committee is to direct clean-up activities, determine appropriate cost allocation, and pursue actions against recalcitrant parties, if necessary. The EPA issued an administrative order on consent requiring signatories to perform certain investigative work at the Sites. The Site evaluations have been completed. The EPA is developing an allocation formula to allocate the remediation costs. The Borrower has recorded a preliminary liability for the Sites of $650,000 of which approximately $136,000 has been spent lxiv
through June 30, 2002. Once evaluations are completed, the Borrower will be in a better position to estimate and record the ultimate liabilities for the Sites.

                                       lxv

                                  SCHEDULE 3.7

                             CONTRACTUAL OBLIGATIONS

Each of the below-listed parties has exercised its respective contractual right to terminate gas and/or electric deliveries to the Borrower under the Western Systems Power Pool Agreement:

         (1)      Coral Energy Canada

         (2)      El Paso Merchant Energy Group

         (3)      Enron North America Corporation

         (4)      Enron Power Marketing, Inc.

         (5)      J. Aron & Company

         (6)      National Fuel Marketing Company

         (7)      Nexen Marketing

         (8)      Reliant Canada Incorporated

         (9)      Reliant Energy Services Incorporated

         (10)     Retex, Inc.

                                      lxvi

                                  SCHEDULE 3.16

                                  SUBSIDIARIES

                                                                                STATES IN WHICH QUALIFIED
COMPANY                                           STATE OF INCORPORATION        AS A FOREIGN CORPORATION
-------                                           ----------------------        -------------------------
SPPC Receivables Finance                                 Delaware                         Nevada
Corporation
Pinon Pine Company                                        Nevada                           N/A
Pinon Pine Investment Co.                                 Nevada                           N/A
Pinon Pine Investment Co. LLC                             Nevada                           N/A
Sierra Pacific Power Capital                    Delaware (business trust)                  N/A
Trust I
SPPC Funding LLC                                         Delaware                  California, Nevada
GPSF-B                                                   Delaware                          N/A

Each of the Subsidiaries listed on this Schedule 3.16 are wholly-owned subsidiaries of the Borrower.

                                      lxvii

                                 SCHEDULE 6.2(d)

                              EXISTING INDEBTEDNESS

A. TAX-EXEMPT ISSUES
Humboldt County, Nevada Variable Rate
Demand Pollution Control Refunding
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987..........................................................  $39,500,000

Washoe County, Nevada Variable Rate
Demand Gas Facilities
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987..........................................................  $17,500,000

Washoe County, Nevada Variable Rate
Demand Gas and Water Facilities
Refunding Revenue Bonds (Sierra Pacific
Power Company Project) Series 1987....................................................  $45,000,000

Humboldt County, Nevada
Pollution Control Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1992A...................................................  $10,250,000

Humboldt County, Nevada
Pollution Control Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1992B...................................................  $ 1,000,000

Washoe County, Nevada
Gas Facilities Revenue Bonds
(Sierra Pacific Power Company
Project) Series 1990..................................................................  $20,000,000

Washoe County, Nevada Variable Rate
Demand Water Facilities
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987..........................................................  $75,000,000

Washoe County, Nevada
Gas Facilities Revenue Bonds
(Sierra Pacific Power Company
Project) Series 1992..................................................................  $21,200,000

A. TAX-EXEMPT ISSUES
Washoe County, Nevada
Water Facilities Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1993A...................................................  $ 9,800,000

Washoe County, Nevada Gas and
Water Facilities Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1993B...................................................  $30,000,000

Washoe County, Nevada Water
Facilities Refunding Revenue
Bonds (Sierra Pacific Power
Company Project) Series 2001..........................................................  $80,000,000

B. MEDIUM-TERM NOTES
   -----------------
6.95% Series A due 2022...............................................................  $37,000,000
7.875% Series A due 2022..............................................................  $46,000,000
8.61% Series A due 2022...............................................................  $27,000,000
7.10% Series B due 2023...............................................................  $32,500,000
7.14% Series B due 2023...............................................................  $25,500,000
6.81% Series C due 2006...............................................................  $10,000,000
6.82% Series C due 2006...............................................................  $ 5,000,000
6.83% Series C due 2006...............................................................  $ 5,000,000
6.81% Series C due 2006...............................................................  $10,000,000
6.65% Series C due 2006...............................................................  $ 7,000,000
6.62% Series C due 2006...............................................................  $13,000,000
5.59% Series D due 2003...............................................................  $13,000,000
5.50% Series D due 2003...............................................................  $ 5,000,000

C.   ADDITIONAL INDEBTEDNESS OF BORROWER

         A.       On April 9, 1999, a subsidiary of Borrower (SPPC Funding LLC)
                    issued its 6.40% Notes, Series 1999-1 due 2009 to California Industrial and Economic Development Bank Special Purpose Trust SPPC-1, the outstanding balance of which as of August 31, 2002 was $9,404,715. This Note is secured by a security interest in certain Transition Property of Borrower, to the extent that such Transition Property is deemed not to have been transferred from Borrower to SPPC Funding LLC.

         B.       8% General and Refunding Mortgage Bonds, Series A, due June 1,
                    2008 in the aggregate principal amount of $320,000,000.

         C.       Credit Agreement dated as of November 30, 2001, among Sierra
                    Pacific Power Company, Union Bank of California, N.A., as sole Bookrunner and Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank One, N.A., BNP Paribas and Mellon Bank, N.A., as Co-Documentation Agents, the Lenders party thereto from time to time, and Union Bank of California, N.A. and Wells Fargo Bank, N.A., as Co-Lead Arrangers relating to $150 million credit facility. The credit facility is secured by the Borrower's General and Refunding Mortgage Bond, Series B, due November 28, 2002, in the principal amount of $150 million.

         D.       Amendment No. 1 to the Credit Agreement dated as of November
                    30, 2001, among Sierra Pacific Power Company, Union Bank of California, N.A., as sole Bookrunner and Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank One, N.A., BNP Paribas and Mellon Bank, N.A., as Co-Documentation Agents, the Lenders party thereto from time to time, and Union Bank of California, N.A. and Wells Fargo Bank, N.A., as Co-Lead Arrangers relating to $150 million credit facility, dated June 25, 2002.

         E.       Lease dated January 30, 1986 between the Borrower and
                    Silliman Associates Limited Partnership relating to the Borrower's corporate headquarters building.

         F. Letter of Amendment dated May 18, 1987 to Lease dated January 30, 1986 between the Borrower and Silliman Associates Limited Partnership relating to the Borrower's corporate headquarters building.

                                 SCHEDULE 6.3(f)

                                 EXISTING LIENS

I.   PLEDGED SECURITIES

         A. TAX-EXEMPT ISSUES. The Borrower has entered into financing agreements with Washoe County and Humboldt County, Nevada pursuant to which those counties have issued tax-exempt bonds to fund various Borrower-sponsored projects. The Borrower's obligations under each such financing agreement are secured by First Mortgage Bonds issued under the Borrower's Indenture of Mortgage dated as of December 1, 1940, as supplemented and amended (the "First Mortgage Indenture") and pledged to the relevant tax-exempt bond trustee. The First Mortgage Indenture imposes a lien on substantially all of Borrower's property. In addition, the Counties have granted to the Trustee in each transaction a security interest in Borrower's obligations to the County under the relevant financing agreement. The following is a list of the tax-exempt financings and the series of the Borrower's First Mortgage Bonds securing such obligations:

                                                                     FIRST MORTGAGE
TAX-EXEMPT ISSUE                               PRINCIPAL AMOUNT      BOND SECURITY
----------------                               ----------------      --------------
Humboldt County, Nevada Variable Rate            $39,500,000     6.55% Series AA due 2013
Demand Pollution Control Refunding
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987

Washoe County, Nevada Variable Rate              $17,500,000     6.65% Series BB due 2017
Demand Gas Facilities
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987

Washoe County, Nevada Variable Rate              $45,000,000     6.30% Series DD due 2014
Demand Gas and Water Facilities
Refunding Revenue Bonds (Sierra Pacific
Power Company Project) Series 1987

Humboldt County, Nevada                          $10,250,000     6.30% Series EE due 2022
Pollution Control Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1992A

                                                                     FIRST MORTGAGE
TAX-EXEMPT ISSUE                               PRINCIPAL AMOUNT      BOND SECURITY
----------------                               ----------------      --------------
Humboldt County, Nevada                          $ 1,000,000     6.35% Series FF due 2012
Pollution Control Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1992B

Washoe County, Nevada                            $20,000,000     6.55% Series GG due 2020
Gas Facilities Revenue Bonds
(Sierra Pacific Power Company
Project) Series 1990

Washoe County, Nevada Variable Rate              $75,000,000     6.65% Series HH due 2017
Demand Water Facilities
Revenue Bonds (Sierra Pacific Power
Company Project) Series 1987

Washoe County, Nevada                            $21,200,000     6.70% Series II due 2032
Gas Facilities Revenue Bonds
(Sierra Pacific Power Company
Project) Series 1992

Washoe County, Nevada                            $ 9,800,000     5.90% Series JJ due 2023
Water Facilities Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1993A

Washoe County, Nevada Gas and                    $30,000,000     5.90% Series KK due 2023
Water Facilities Refunding
Revenue Bonds (Sierra Pacific
Power Company Project) Series 1993B

         B. MEDIUM-TERM NOTES. The Borrower has issued Medium-Term Notes under a Collateral Trust Indenture dated as of June 1, 1992 between the Borrower and Bankers Trust Company, as Trustee. Each series of Medium-Term Notes is secured by a separate First Mortgage Bond of the Borrower issued pursuant to the Borrower's First Mortgage Indenture. The following Medium-Term Notes of the Borrower are currently outstanding:

                                                                  FIRST MORTGAGE
TITLE OF MEDIUM-TERM NOTES             PRINCIPAL AMOUNT           BOND SECURITY
--------------------------             ----------------           --------------
6.95% Series A Medium-Term Notes         $37,000,000          12% Series CC due 2022
due 2022

7.875% Series A Medium-Term Notes        $46,000,000          12% Series CC due 2022
due 2022

                                                                  FIRST MORTGAGE
TITLE OF MEDIUM-TERM NOTES             PRINCIPAL AMOUNT           BOND SECURITY
--------------------------             ----------------           --------------

8.61% Series A Medium-Term Notes         $27,000,000          12% Series CC due 2022
due 2022

7.10% Series B Medium-Term Notes         $32,500,000          10% Series LL due 2033
due 2023

7.14% Series B Medium-Term Notes         $25,500,000          10% Series LL due 2033
due 2023

6.81%Series C Medium-Term Notes          $10,000,000           9% Series MM due 2035
due 2006

6.82% Series C Medium-Term Notes         $ 5,000,000           9% Series MM due 2035
due 2006

6.83% Series C Medium-Term Notes         $ 5,000,000           9% Series MM due 2035
due 2006

6.81% Series C Medium-Term Notes         $10,000,000           9% Series MM due 2035
due 2006

6.65% Series C Medium-Term Notes         $ 7,000,000           9% Series MM due 2035
due 2006

6.62% Series C Medium-Term Notes         $13,000,000           9% Series MM due 2035
due 2006

5.59% Series D Medium-Term Notes         $13,000,000           9% Series NN due 2037
due 2003

5.50% Series D Medium-Term Notes         $ 5,000,000           9% Series NN due 2037
due 2003

II.  ADDITIONAL MORTGAGES

         A. On April 9, 1999, a subsidiary of Borrower (SPPC Funding LLC) issued its 6.40% Notes, Series 1999-1 due 2009 to California Industrial and Economic Development Bank Special Purpose Trust SPPC-1, the outstanding balance of which as of August 31, 2002 was $9,404,715. This Note is secured by a security interest in certain Transition Property of Borrower, to the extent that such Transition Property is deemed not to have been transferred from Borrower to SPPC Funding LLC.

         B. General and Refunding Mortgage Indenture, dated as of May 1, 2001, as supplemented by the First Supplemental Indenture dated as of May 1, 2001 (as amended and supplemented to the date hereof, the "G&R Indenture"), imposes a lien on substantially all properties owned by the Borrower located in the State of Nevada, which lien, as to such properties, is junior, subject and subordinate to the lien of First Mortgage Indenture.

         C. On April 8, 2002, the Borrower issued and delivered its General and Refunding Mortgage Bond, Series B, due November 28, 2002, in the principal amount of $150 million to secure the Credit Agreement dated as of November 30, 2001, among Sierra Pacific Power Company, Union Bank of California, N.A., as sole Bookrunner and Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, Bank One, N.A., BNP Paribas and Mellon Bank, N.A., as Co-Documentation Agents, the Lenders party thereto from time to time, and Union Bank of California, N.A. and Wells Fargo Bank, N.A., as Co-Lead Arrangers relating to $150 million credit facility.

III. CASH MANAGEMENT ACTIVITIES

         A. Wells Fargo Bank, N.A. has a lien in the principal amount of approximately $3 million on certain of the Borrower's deposit accounts, instruments, investment accounts and investment properties (including cash, cash equivalents and marketable securities), in each case solely to secure the Borrower's cash management activities.

                                  SCHEDULE 6.5

                              SCHEDULED ASSET SALES

         In addition to the properties listed below, the Borrower anticipates selling approximately $5,000,000 of miscellaneous property by the end of the First Quarter of 2003.

I.

                               LEGAL DESCRIPTION:

Assessor Parcel Number 038-430-11

EXPLANATION:

The following described property in Washoe County, Nevada as conveyed to the Truckee River General Electric Company from Reno Power, Light and Water Company item number 11 of the deed recorded July 7, 1922, File No. 25829, Records of Washoe County, Nevada.

LAND DESCRIPTION:

A portion of 115 Acres more or less of the NE1/4 of Sec.16, T19N, R18E described as beginning at the section corner common to Sections 9, 10, 15 and 16, T19N, R18E and running thence along the section line between Sections 9 and 16, N88(degree) 54'W, 1640.8 feet; Thence S12(degree) 52'W, 76.47 feet; Thence S71(degree) 13'W, 208.56 feet; Thence S24(degree)14'W, 362.34 feet; Thence S40(degree) 55'W, 495.0 feet; Thence S7(degree) 24'E, 514.8 feet; Thence S26(degree) 30'E, 1342.54 feet; Thence S88(degree) 03'E, 1584.59 feet; Thence S88(degree) 03'E, 1584.59 feet to the quarter corner between Sections 15 and 16; Thence N1(degree) 45'E, 2581.78 feet to the point of beginning and being a fractional part of the NE 1/4 of Sec. 16, T19N, R18E. Excepting therefrom 9.963 acres conveyed on April 30, 1915 to Central Pacific Railway Company and subject to an easement of the same date to the above Company for right of way across a portion of the described property.

Containing 40.05 acres more or less

APPRAISED VALUE:    $180,000.00
Date of Appraisal:  May 3, 2002

II.

LEGAL DESCRIPTION:

Assessor Parcel Number 038-270-11

EXPLANATION:

The following 3 described properties in Washoe County, Nevada compose a single Assessor Parcel Number.

LAND DESCRIPTION:

         (1) Conveyed to the Truckee River General Electric Company from Mortimer Fleishhacker, an unmarried person, the following portions of the deed recorded July 13, 1900, Book 21, Page 265, Records of Washoe County, Nevada.

         The Southeast 1/4 of the Northeast 1/4 of Section 31, T19N, R18E,
MDB&M.

         The Northwest1/4of the Southeast1/4of Section 31, T19N. R18E, MDB&M.

Also that portion of the Southwest 1/4 of the Northeast 1/4 of Section 31, T19N, R18E, MDB&M lying on the Southeast side of the Truckee River.

         (2) Conveyed to the Truckee River General Electric Company from County Treasurer of Washoe County, D.B. Boyd, by deed recorded March 1, 1952, File No. 203885, Book 286, Page 163, Records of Washoe County, Nevada.

That certain lot or parcel of land situated in said County and described as the Fractional part of the S 1/2 of Lot 1 in the SW 1/4 of Section 31, T19N, R18E. MDB&M, and comprising 10.81 acres.

         (3) Conveyed to the Truckee River General Electric Company from Mortimer Fleishhacker by Deed

CONTAINING 93.83 ACRES MORE OR LESS

APPRAISED VALUE:   $330,000.00
Date of Appraisal: May 3, 2002

III.

LEGAL DESCRIPTION:

APN 084-120-18

EXPLANATION:

The following described property in Washoe County, Nevada as shown on Parcel Map for Sierra Pacific Power Company recorded January 12, 2001, File No. 2515252, Official Records of Washoe County, Nevada.

LAND DESCRIPTION:

Parcel 1 of Parcel Map 3734 Official Records of Washoe County

CONTAINING 51.79 ACRES

APPRAISED VALUE:    $155,370.00
Date of Appraisal:  June 12, 2002

IV.

LEGAL DESCRIPTION:

APN 084-120-19

EXPLANATION:

The following described property in Washoe County, Nevada as shown on Parcel Map for Sierra Pacific Power Company recorded January 12, 2001, File No. 2515252, Official Records of Washoe County, Nevada.

LAND DESCRIPTION:

Parcel 2 of Parcel Map 3734 Official Records of Washoe County

CONTAINING 7.89 ACRES

APPRAISED VALUE:    $23,670.00
Date of Appraisal:  June 12, 2002

V.

LEGAL DESCRIPTION:

APN 038-182-05

EXPLANATION:

The following described property in Washoe County, Nevada as conveyed to Sierra Pacific Power Company from John E. Leeming, Jr. and Laura Leeming, husband and wife, by deed recorded September 17, 1987, File No. 1192527, Book 261, Page 107, Official Records of Washoe County, Nevada.

LAND DESCRIPTION:

Being all that portion of the SW 1/4 of the SW 1/4 of Section 14, Township 19 North, Range 18 East, MDBM, described as follows:

         Bounded on the North by the Southerly line of the parcel conveyed to Sierra Pacific Power Company, by deed recorded September 6, 1930, in Book 83, Page 497, Deed Records; on the East by the parcel conveyed to
         E. Canapa by deed recorded January 21, 1926, in Book 28, Page 185, Deed Records; on the South by the South line of said Section 14 and on the West by the West line of said Section14.

CONTAINING 1.0 ACRE

APPRAISED VALUE:    $80,000.00
Date of Appraisal:  June 12, 2002

VI.

LEGAL DESCRIPTION:

APN 016-010-02, 03, 05, 07, and 016-020-01 in Nevada County APN 019-050-07 and
019-060-05, 06 in Sierra County

EXPLANATION:

The following described property in Nevada County, California and Sierra County, California as conveyed to Sierra Pacific Power Company from Hobart Estate Company, A. Crawford Greene, President and H.G. Stevenson, Secretary by deed recorded December 7, 1940, File No. 4017, Book 64, Page 341, Records of Nevada County, California and by deed recorded December 6, 1940, File No. 13149, Book 39, Page 157, Records of Sierra County, California.

LAND DESCRIPTION:

All real property owned by the said party of the first part in Sections 2, 3, 4, 5, and 9 Township 18 North, Range 15 East, and Sections 33, 34 and 35, Township 19 North, Range 15 East MDB&M, and all water rights incidental or appurtenant thereto and any and all rights which the said party of the first part may have to impound or store water thereon: and all right, title, estate and interest which the said party of the first part may have in and to that certain private telephone line from Independence Lake to Hobart Mills and all rights and easements which the said party of the first part may have to maintain and use the said telephone line.

         FAIR MARKET VALUE:  $22,000,000.00

                                SCHEDULE 7(e)(ii)

                               HEDGING OBLIGATIONS

Each of the below-listed parties has exercised its respective contractual right to terminate gas and/or electric deliveries to the Borrower under the Western Systems Power Pool Agreement:

         (1)      Coral Energy Canada

         (2)      El Paso Merchant Energy Group

         (3)      Enron North America Corporation

         (4)      Enron Power Marketing, Inc.

         (5)      J. Aron & Company

         (6)      National Fuel Marketing Company

         (7)      Nexen Marketing

         (8)      Reliant Canada Incorporated

         (9)      Reliant Energy Services Incorporated

         (10)     Retex, Inc.

                                                                       EXHIBIT A
===============================================================================

                             BOND DELIVERY AGREEMENT

                                     Between

                          SIERRA PACIFIC POWER COMPANY

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             As Administrative Agent

                          Dated as of October 30, 2002

                                   RELATING TO

               $100,000,000 GENERAL AND REFUNDING MORTGAGE BONDS,
                         SERIES C, DUE OCTOBER 31, 2005
                                       OF

                          SIERRA PACIFIC POWER COMPANY

===============================================================================

         THIS BOND DELIVERY AGREEMENT, made and entered into as of October 30, 2002 (the "Agreement"), by and between SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent under the Term Loan Agreement defined below (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company has entered into the Term Loan Agreement, dated as of October 30, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Term Loan Agreement"), among the Company, the Agent, the lenders party thereto from time to time (the "Lenders") and others; and

         WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to make Loans (as defined in the Term Loan Agreement) to the Company, and it is a condition precedent to the obligation of the Lenders that the Company execute and deliver this Agreement and deliver the Bond (as defined below) to the Agent pursuant hereto; and

         WHEREAS, to secure the repayment of the Obligations incurred pursuant to the Term Loan Agreement, the Company has issued and hereby delivers to the Agent, for its benefit and the ratable benefit of the Lenders under the Term Loan Agreement, a General and Refunding Mortgage Bond, Series C, due October 31, 2005, No. C-1, in the principal amount of $100,000,000 (the "Bond"), issued under that certain General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York, as trustee (the "Trustee"), as heretofore or hereafter supplemented, modified or amended from time to time (the "Indenture").

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Term Loan Agreement and to make Loans to the Company thereunder, the Company does hereby, subject to the terms hereof, covenant and agree with the Agent, as follows:

                                    ARTICLE I

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 1.1.      The Company hereby represents and warrants that:

         (a) It is a corporation duly incorporated and in good standing under the laws of the State of Nevada, is not in violation of any provisions of its Articles of Incorporation or its by-laws, has corporate power to enter into and to perform its obligations under this Agreement, has duly authorized the execution and delivery of this Agreement by proper corporate action, and neither this Agreement nor the obligations on its part herein contained contravene or constitute a default under any agreement, instrument or indenture or any provision of its Articles of Incorporation or its by-laws or any other requirement of law;

         (b) When delivered to the Agent hereunder, the Bond will have been duly and validly authorized, authenticated, issued and delivered and will constitute the legally valid and binding obligation of the Company, entitled to the benefits as provided by the Indenture; and

         (c) The Company expects that the performance by it of its obligations hereunder will result in a financial benefit to it.

                                   ARTICLE II

                              DELIVERY OF THE BOND

         SECTION 2.1. The Company hereby delivers the Bond to the Agent, fully registered in the name of the Agent, to secure payment of the principal of the Loans to the Company made pursuant to the Term Loan Agreement and all interest thereon and fees, costs, expenses and other amounts payable by the Company thereunder (all such interest, fees, costs, expenses and other amounts, the "Interest and Other Amounts").

         SECTION 2.2. The Bond is delivered by the Company, and such delivery is acknowledged and accepted by the Agent, upon and subject to the following terms and conditions:

         (a) NO TRANSFER OF BOND; EXCEPTION. Except as required to effect an assignment to a successor-in-interest as Administrative Agent under the Term Loan Agreement, the Agent shall not sell, assign or transfer the Bond held by it. The Company may take such actions as it shall deem to be desirable, including the placing of a legend on such Bond in substantially the following form:

                           "This Bond is not transferable except to a successor
                  to the Administrative Agent under the Term Loan Agreement referred to herein."

and the issuance of stop transfer instructions to the Trustee and any registrar under the Indenture, to effect compliance with this restriction.

         (b) RELEASE OF BOND UPON TERMINATION OF TERM LOAN AGREEMENT. It is the intent of this Agreement that the Agent shall at all times (during the term of this Agreement) hold, as security for the payment of the principal of the Loans and all Interest and Other Amounts, a face amount of the Bond equal to the aggregate initial principal amount of the Loans under the Term Loan Agreement, it being understood and agreed that the actual amount of principal payable in respect of the Bond on any date of determination shall be its face amount or such lesser amount as shall be equal to the aggregate principal amount of the Loans outstanding under the Term Loan Agreement on such date (including, without limitation, all Loans made pursuant to the Term Loan Agreement on such date). Accordingly, the Agent agrees to surrender the Bond to the Company when all of the principal of the Loans made pursuant to the Term Loan Agreement shall have been indefeasibly paid in full in cash, all accrued and unpaid Interest and Other Amounts payable pursuant to the Term Loan Agreement shall have been indefeasibly paid in full in cash, and the Term Loan Agreement shall have been terminated.

         (c) VOTING OF THE BOND. The Agent, as holder of the Bond, shall attend or be represented by proxy at any meeting of bondholders under the Indenture as to which it is entitled to vote under the Indenture. Either at such meeting, or otherwise where approval or consent of holders of securities of the Company is sought without a meeting, the Agent shall vote the Bond, or shall consent with respect thereto, proportionately with what the signer of a Bondholder's Certificate, as defined below, reasonably believes was the vote or consent of the holders of all securities issued and outstanding under the Indenture (other than the Bond).

         For purposes of this Section 2.2(c), "Bondholder's Certificate" means a certificate signed by the temporary Chairman, the temporary Secretary, the permanent Chairman, the permanent Secretary, or an Inspector of Votes at any meeting or meetings of securityholders under the Indenture, or by the Trustee in the case of consents of such securityholders which are sought without a meeting, which states what the signer thereof reasonably believes was the proportionate votes or consents of the holders of all securities (other than the Bond) outstanding under the Indenture and counted for the purposes of determining whether such securityholders have approved or consented to the matter put before them.

         The provisions of this Section 2.2(c) relating to voting or consent with respect to the Bond shall not apply, and the Agent may vote or consent with respect to the Bonds without restriction in accordance with the terms of the Indenture, if either (i) there shall have occurred and be continuing an Event of Default under the Indenture or an "Event of Default" under the Term Loan Agreement or (ii) the matter with respect to which the vote or consent is taken is a matter which, under the terms of the Indenture, requires the approval or consent of the holders of all securities then outstanding and affected by such matter.

         SECTION 2.3. To the extent, if any, of the Company's right, title and interest in the Bond, the Company hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in all such right, title and interest. The Agent shall have, in respect of such security interest, all rights of a secured party under Article 9 of the Uniform Commercial Code in effect in the State of New York.

                                   ARTICLE III

                                TERM; TERMINATION

         SECTION 3.1. This Agreement shall remain in full force and effect until terminated in accordance with this Article III and shall not be affected, modified or impaired by the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or consent of, the Company:

         (a) the extension of the time for payment of any principal of or interest on the Loans made pursuant to the Term Loan Agreement or any Interest and Other Amounts payable thereunder or of the time for performance of any other obligation, covenant or agreement under the Indenture;

         (b) the modification, amendment, compromise, settlement, release, waiver or termination (whether material or otherwise) of any obligation, covenant or agreement of the Company under the Indenture;

         (c) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, the Company or any of its assets, or any allegation of the invalidity, or contest of the validity, of this Agreement in any such proceeding;

         (d) to the extent permitted by law, the release or discharge, whether by operation of law or otherwise, of the Company from the performance or observance of any obligation, covenant or agreement under this Agreement; or

         (e) the default or failure of the Company fully to perform or observe any obligation, covenant or agreement under this Agreement.

         SECTION 3.2. Upon the indefeasible payment in full in cash of the principal of the Loans made pursuant to the Term Loan Agreement and all Interest and Other Amounts payable thereunder and the termination of the Term Loan Agreement, this Agreement shall terminate, and the Agent shall return the Bond to the Company.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1. The Company shall fully satisfy and discharge all of the obligations for the payment of the Bond in accordance with its terms, the terms of the Indenture and the terms of this Agreement, it being the intention that such obligations shall be separate and independent covenants from any agreements of the Company with the Agent under the Term Loan Agreement and that such obligations of the Company hereunder shall continue unaffected unless otherwise expressly provided in this Agreement.

         SECTION 4.2. The Company, at its own expense, shall do such acts and things, and execute and deliver such conveyances, assignments, assurances, agreements, financing statements and instruments, as may at any time be required or desirable in connection with this Agreement or relative to the Bond, in order to assign, assure and confirm to the Agent a first priority perfected ownership interest in the Bond.

         SECTION 4.3. This Agreement is entered into by the Company for the benefit of the Agent and any successor-in-interest to the Agent as Administrative Agent under the Term Loan Agreement, who shall be entitled to enforce performance and observance of this Agreement to the same extent as if it were a party signatory hereto.

         SECTION 4.4. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other available remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. In the event any provision contained in this Agreement should be breached by the Company and thereafter duly waived by the Agent, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Agent.

         SECTION 4.5. All amendments of this Agreement shall be in writing.

         SECTION 4.6. This Agreement (together with the Term Loan Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 4.7. In the event any one or more phrases, clauses, sentences, Sections or Articles of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity or enforceability of the remaining portions hereof.

         SECTION 4.8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4.9. Any notices, requests or other communications given or made hereunder or pursuant hereto shall be in writing and shall be deemed to have been validly given or made when delivered or mailed, postage prepaid, addressed as follows:

                  IF TO THE COMPANY:

                          Sierra Pacific Power Company
                          6100 Neil Road
                          P.O. Box 10100
                          Reno, Nevada 89520-04006
                          Attn: Richard K. Atkinson

                  IF TO THE AGENT:

                          As provided in the Term Loan Agreement

or addressed to either party at such other address as such party shall hereafter furnish to the other party hereto in writing.

         SECTION 4.10. THE captions of headings of the Articles and Sections herein have been inserted for the convenience of reference only and shall in no way affect the construction or interpretation of this Agreement.

                          IN WITNESS WHEREOF, the Company and the Agent
have caused this Agreement to be executed in their respective corporate names as of the date first above written.

                              SIERRA PACIFIC POWER COMPANY

                              By: ____________________________________________
                                  Name:  Richard K. Atkinson
                                  Title: Vice President, Investment Relations
                              aan Treasurer

                              LEHMAN COMMERCIAL PAPER INC.,
                              in its capacity as Administrative Agent

                              By: ____________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                  This Compliance Certificate is delivered pursuant to Section
5.2 of the Term Loan Agreement, dated as of October __, 2002, as amended, supplemented or modified from time to time (the "Loan Agreement"), among SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Terms defined in the Loan Agreement are used herein as therein defined.

                  The undersigned hereby certifies to the Arranger, the Agents and the Lenders as follows:

                  1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] of the Borrower.

                  2. I have reviewed and am familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Loan Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

                  4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.1, 6.2, 6.5, 6.6 and 6.7 of the Loan Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

                              SIERRA PACIFIC POWER COMPANY

                              By: ____________________________________________
                                     Title:

Date:  October __, 2002

                                                                   Attachment 2
                                                                   to Exhibit B

         The information described herein is as of ______, 200__, and pertains to the period from _________, 200_ to ________________ __, 200_.

                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

                  This Closing Certificate is delivered pursuant to Section 4.1(g) of the Term Loan Agreement, dated as of October __, 2002 (the "Loan Agreement"; among SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Terms defined in the Loan Agreement are used herein as therein defined.

                  The undersigned [INSERT TITLE OF OFFICER] of SIERRA PACIFIC POWER COMPANY (the "Company") hereby certifies to the Arranger, the Agents and the Lenders as follows:

         1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

         3. The conditions precedent set forth in Section 4.1 of the Loan Agreement were satisfied as of the Closing Date.

         4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

         5. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.

-----------------------------------------------
Name:  Richard K. Atkinson
Title: Vice President, Investor Relations and
Treasurer

Date: October, 2002

                                                                       EXHIBIT D

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Term Loan Agreement, dated as of October __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among SIERRA PACIFIC POWER COMPANY (the "Borrower"), the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to the Term Loan Facility (the "Assigned Facility"), in a principal amount as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note for a new Note payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note for a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(d) of the Loan Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

           Credit                            Principal
      Facility Assigned                   Amount Assigned
      -----------------                   ---------------
      Term Loan Facility                     $_______

[Name of Assignee]                         [Name of Assignee]

By: _____________________________          By: _____________________________
    Title:                                     Title:

Accepted:                                  [Consented To:]

LEHMAN COMMERCIAL PAPER, INC, as           [SIERRA PACIFIC POWER COMPANY
Administrative Agent

By: _____________________________          By: _____________________________
    Title:                                     Title:

                                           [LEHMAN COMMERCIAL PAPER, INC, as
                                           Administrative Agent

                                           By: _____________________________
                                               Title:

                                                                       EXHIBIT F

                                FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH LOAN AGREEMENT.

$____________                                                New York, New York
                                                               October __, 2002

                  FOR VALUE RECEIVED, the undersigned, SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), hereby unconditionally promises to pay to ________(the "Lender") or its registered assigns at the Payment Office specified in the Loan Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) ____________DOLLARS ($____), or, if less, (b) the unpaid principal amount of the Loan made by the Lender pursuant to Section 2.1 of the Loan Agreement. The principal amount shall be paid in the amounts and on the dates specified in
Section 2.3 of the Loan Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.10 of the Loan Agreement.

                  The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Loan.

                  This Note (a) is one of the Term Notes referred to in the Term Loan Agreement dated as of October __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, the Lender, the other Lenders parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers Inc., as Arranger, and others, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Term Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

                  All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE LOAN AGREEMENT, THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE LOAN AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                           SIERRA PACIFIC POWER COMPANY

                                           By: ________________________________
                                               Name:
                                               Title:

                                                                      Schedule A
                                                                    to Term Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------------------------------------------
                            Amount                              Amount of Base Rate
         Amount of       Converted to   Amount of Principal of  Loans Converted to   Unpaid Principal Balance
Date  Base Rate Loans  Base Rate Loans  Base Rate Loans Repaid   Eurodollar Loans       of Base Rate Loans     Notation Made By
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

                                                                      Schedule B
                                                                    to Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

----------------------------------------------------------------------------------------------------------------------------------
        Amount of    Amount Converted  Interest Period and   Amount of Principal  Amount of Eurodollar  Unpaid Principal
        Eurodollar     to Eurodollar   Eurodollar Rate with     of Eurodollar      Loans Converted to      Balance of     Notation
Date      Loans            Loans          Respect Thereto        Loans Repaid       Base Rate Loans     Eurodollar Loans   Made By
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                                                                       EXHIBIT G

                    FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Term Loan Agreement, dated as of October __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.15(d) of the Loan Agreement. The Non-U.S. Lender hereby represents and warrants that:

         1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Term Note(s) in respect of which it is providing this certificate.

         2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

         3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

         4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                           [NAME OF NON-U.S. LENDER]

                                           By: ________________________________
                                               Name:
                                               Title:

Date: ____________________

                                                                       EXHIBIT H

                       FORM OF LENDER ADDENDUM

                  Reference is made to the Term Loan Agreement, dated as of October __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among SIERRA PACIFIC POWER COMPANY, the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9.8 of the Loan Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

                  THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of October, 2002

                                           ----------------------------------
                                           Name of Lender

                                           By: ______________________________
                                               Name:
                                               Title:

Accepted and agreed:

SIERRA PACIFIC POWER COMPANY

By: _______________________________
    Name:
    Title:

LEHMAN COMMERCIAL PAPER INC., as
 Administrative Agent

By: _______________________________
    Name:
    Title:

                                                                     Schedule 1

                          COMMITMENT AND NOTICE ADDRESS

1.       Name of Lender: _____________________________
         Notice Address: _____________________________
                         _____________________________
         Attention:      _____________________________
         Telephone:      _____________________________
         Facsimile:      _____________________________

2.       Commitment

                                                                       EXHIBIT I

                            FORM OF BORROWING NOTICE

To: Lehman Commercial Paper Inc.,
    as Administrative Agent
    3 World Financial Center
    New York, New York 10285
    Attention: [           ]
    Telecopy: (212) 526-7691
    Telephone: (212) 526-0437

                  Reference is hereby made to the Term Loan Agreement, dated as of October __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among SIERRA PACIFIC POWER COMPANY, a Nevada corporation (the "Borrower"), the Lenders party thereto (the "Lenders"), Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  The Borrower hereby gives notice to the Administrative Agent that Loans in the amount set forth below are requested to be made on the date indicated below:

                        Interest        Aggregate
Type of Loans           Period          Amount          Date of Loans
-------------           -------         ---------       -------------
Base Rate Loans          N/A            _________       October __, 2002
                        _______         _________
                        _______         _________
                        _______         _________

                  The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:

[insert transmittal instructions].

                  The Borrower hereby certifies that all conditions contained in the Loan Agreement to the making of any Loan requested have been met or satisfied in full.

                                           SIERRA PACIFIC POWER COMPANY

                                           By: _______________________________
                                               Title:

DATE: October __, 2002